UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2014 (March 16, 2014)

QUINPARIO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Quinpario Partners I, LLC 12935 N. Forty Drive, Suite 201 St. Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (314) 548-6200

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

The Purchase Agreement

On March 16, 2014, Quinpario Acquisition Corp. (the “Company” or “Quinpario”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, JPHI Holdings Inc., a wholly owned subsidiary of the Company (“Quinpario Sub”), Jason Partners Holdings LLC (“Seller”) and Jason Partners Holdings Inc. (“Jason”).

The Business Combination

The Purchase Agreement provides for the acquisition of Jason by Quinpario Sub (the “Business Combination”).

Consideration

Pursuant to the Purchase Agreement, the purchase price for the Business Combination is $538.65 million, subject to working capital and other customary purchase price adjustments in accordance with the terms of the Purchase Agreement. The consideration to be paid to Seller and certain members of Seller and former management of Jason (the “Rollover Participants”) for their shares of Jason common stock will be funded by a combination of cash (the “Cash Consideration”) and at least $35.0 million in re-invested (“rollover”) equity in Quinpario Sub, subject to, among other adjustments and escrow requirements as set forth in the Purchase Agreement, a working capital adjustment using a target working capital of $80.0 million. If the aggregate amount of cash available after completion of the Redemption Offer (as defined and described below) is less than $115.0 million, the rollover portion of the consideration may be increased, at the option of certain of the Rollover Participants, in an amount equal to the shortfall.

Quinpario intends to pay a portion of the Cash Consideration using proceeds held in the trust account maintained for the benefit of the Company’s public stockholders. The remainder of the Cash Consideration will be paid through a redemption by Jason of the remaining shares of its common stock held by Seller using borrowed funds (the “Acquisition Financing”) obtained in connection with the closing of the Business Combination (the “Closing”). In addition, Jason will use proceeds from the Acquisition Financing to pay certain of its existing indebtedness and other transaction expenses. Such borrowed funds will be assumed by Quinpario at the Closing.

Only the Rollover Participants will receive rollover equity in Quinpario Sub, and only Seller will receive the Cash Consideration. As of signing certain Rollover Participants have executed and delivered commitment agreements to effect the rollover at the Closing.

Redemption Offer

Pursuant to the Company’s amended and restated certificate of incorporation and in accordance with the terms of the Purchase Agreement, the Company will be providing its public stockholders with the opportunity to redeem their shares of Quinpario common stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account (which holds the proceeds of its initial public offering) as of two business days prior to the Closing, less taxes payable and any interest that the Company may withdraw for working capital, upon the consummation of the Business Combination (the “Redemption Offer”). For illustrative purposes, based on funds in the trust account of approximately $177.1 million on December 31, 2013, the estimated per share redemption price would have been approximately $10.26.

Representations and Warranties

Under the Purchase Agreement, each of Jason and Seller, on the one hand, and Quinpario and Quinpario Sub, on the other hand, made customary representations and warranties for transactions of this nature. The representations and warranties made under the Purchase Agreement generally survive for a period of 18 months after the Closing.

Conditions to Consummation of the Business Combination

Consummation of the transactions contemplated by the Purchase Agreement is subject to customary conditions of the respective parties, including the approval of the Company’s shareholders in accordance with the Company’s amended and restated certificate of incorporation. It is a condition to the Closing under the Purchase Agreement that at least $115.0 million remain in our trust account after the closing of the Redemption Offer. Each redemption of public shares by the Company’s public stockholders will decrease the amount in the trust account, which holds approximately $177.1 million as of December 31, 2013. If, however, after completion of the Redemption Offer the Company has less than $115.0 million in the trust account at the Closing, certain of the Rollover Participants will have the option to rollover an additional aggregate amount of their current equity in Jason to Quinpario Sub equal to the cash shortfall. In no event, however, will the Company redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

In addition, consummation of the transactions contemplated by the Purchase Agreement is subject to other closing conditions, including, among others: (i) that all applicable waiting periods and any extensions thereof under applicable antitrust, competition or similar laws have expired or been terminated; (ii) that there has been no material adverse effect on Jason’s business; (iii) Quinpario, Quinpario Sub and/or Jason will have received the proceeds of the Acquisition Financing; and (iv) that Quinpario, Quinpario Sub and the Rollover Participants have entered into an investor rights agreement (the “Investor Rights Agreement”).

Termination

The Purchase Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including if the transactions contemplated by the Purchase Agreement have not been completed by August 15, 2014 (the “Outside Date”), unless the party seeking to terminate has breached the Purchase Agreement and such breach is the primary cause of the failure of the Closing to occur by the Outside Date. If the Purchase Agreement is validly terminated, no party thereto will have any liability or any further obligation to any other party under the Purchase Agreement with certain limited exceptions, including liability for any willful and material breach of the covenants and agreements contained in the Purchase Agreement.

A copy of the Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Purchase Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

Stockholder Support Agreement

In connection with the proposed Business Combination, the Company’s sponsor, Quinpario Partners I, LLC (the “Sponsor”), and certain affiliates of the Sponsor, including its managing member, Quinpario Partners LLC (collectively, the “Quinn Stockholders”), entered into a stockholder support agreement, dated as of March 16, 2014 (the “Stockholder Agreement”) with Seller and Jason. Pursuant to the Stockholder Agreement, the Quinn Stockholders have agreed, among other things, to vote the shares of Quinpario common stock held by the Quinn Stockholders representing approximately 28% of the voting power of the Company: (1) in favor of the adoption of the Purchase Agreement and approval of the Business Combination and other transactions contemplated by the Purchase Agreement; (2) against any actions that would result in a breach by Quinpario of any of its covenants, obligations, representations or warranties contained in the Purchase Agreement or the Stockholders Agreement; and (3) against any of the following actions or proposals, other than as contemplated by the Purchase Agreement: (i) any alternative proposals or transactions to the Business Combination, (ii) any material changes in the present capitalization of Quinpario or any amendment of the of Quinpario’s organizational and governing documents, (iii) any changes in Quinpario’s corporate structure or business and (iv) against any other action or proposal involving Quinpario or any of its subsidiaries that is intended, or could reasonably be expected to, adversely affect the transactions contemplated by the Purchase Agreement.

The Stockholder Agreement also generally prohibits the Quinn Stockholders from transferring, or permitting to exist any liens on, their shares of Quinpario common stock prior to the consummation of the Business Combination.

The Stockholder Agreement will automatically terminate upon the first to occur of (i) the mutual written consent of Seller, Jason and the Quinn Stockholders, (ii) the Closing, or (iii) the termination of the Purchase Agreement in accordance with its terms.

A copy of the Stockholder Agreement is filed with this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference, and the foregoing description of the Stockholder Agreement is qualified in its entirety by reference thereto.

The Investor Rights Agreement

It is a condition to closing under the Purchase Agreement that Quinpario and Quinpario Sub enter into the Investor Rights Agreement with the Rollover Participants. Negotiations relating to the Investor Rights Agreement are in process. However, it is anticipated that under the Investor Rights Agreement each Rollover Participant will have the option to exchange, after the consummation of the Business Combination, all or a portion of such Rollover Participant’s shares in Quinpario Sub into the same number of shares of Quinpario common stock, as adjusted for any stock splits, stock dividends and similar transactions. It is expected that the Investor Rights Agreement will also contain registration rights, customary governance provisions and transfer restrictions (including drag-along rights that are triggered in certain circumstances).

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.l to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation that will be used by the Company in making presentations to certain existing and potential shareholders of the Company with respect to the Business Combination.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information

The proposed Business Combination will be submitted to shareholders of the Company for their consideration. Shareholders are urged to read the proxy statement regarding the proposed Business Combination when it becomes available because it will also contain important information about the Redemption Offer and other important matters for the Company’s shareholders to consider. Shareholders will be able to obtain a free copy of the proxy statement and other filings containing information about the Company, the Redemption Offer and the Business Combination, without charge, at the Securities Exchange Commission’s (“SEC”) Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing the Company’s website (www.quinpario.com). Copies of the proxy statement and other filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Paul J. Berra III, Vice President, General Counsel and Secretary, 12935 N. Forty Drive, St. Louis, Missouri 63141.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s shareholders in respect of the proposed Business Combination and the other matters set forth in the proxy statement. Information regarding the Company’s directors and executive officers is available in its Annual

Report on Form 10-K for the year ending December 31, 2013 filed with the SEC on March 7, 2014. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement when it becomes available.

Forward Looking Statements

This presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Quinpario, Jason and the combined company after completion of the proposed Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against Jason or Quinpario following announcement of the proposed Business Combination and transactions contemplated thereby; (3) the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain required regulatory approvals, approval of the stockholders of Quinpario or the proceeds of the Acquisition Financing, or other failure to satisfy all conditions to closing in the Purchase Agreement; (4) the ability to obtain or maintain the listing of the post-combination company’s common stock on NASDAQ following the Business Combination; (5) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Jason and Quinpario businesses, and the ability of the combined business to grow and manage growth profitably; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that Jason or Quinpario may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement, including those under “Risk Factors” therein, and other filings with SEC by Quinpario. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Quinpario and Jason undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*†	Stock Purchase Agreement, dated as of March 16, 2014, by and among Jason Partners Holdings Inc., Jason Partners Holdings LLC, Quinpario Acquisition Corp. and JPHI Holdings Inc.

2.2*	Voting and Support Agreement, dated as of March 16, 2014, by and among Jason Partners Holdings Inc., Jason Partners Holdings LLC, Jeffry N. Quinn Family Trust uad 8/10/2012, Quinpario Partners LLC, Quinpario Partners I, LLC and Jeffry N. Quinn.

99.1*	Investor Presentation, dated March 18, 2014.

*	Filed herewith.
†	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2014

QUINPARIO ACQUISITION CORP.

By:	/s/ D. John Srivisal
	Name:	D. John Srivisal
	Title:	Chief Financial Officer